Exhibit 99.1

225 Franklin Street

Boston, MA 02110-2804

United States of America

News Release

Contact: Edward J. Resch	Investors: Kelley MacDonald	Media: Hannah Grove
+1 617/664-1110	+1 617/664-3477	+1 617/664-3377

STATE STREET CORPORATION ANNOUNCES

FOURTH-QUARTER AND FULL-YEAR 2003 RESULTS

Boston, MA ... January 13, 2004

State Street Corporation announced today fourth-quarter earnings per share of $1.33, equivalent to net income of $447 million on revenue of $1.5 billion. For the full-year 2003, earnings per share were $2.15 and net income was $722 million on revenue of $4.7 billion.

Results for the fourth quarter of 2003 include a gain on the sale of State Street’s Private Asset Management business of $285 million or $0.56 in diluted earnings per share, the gain on the settlement of the residual escrow from the 2002 sale of Corporate Trust business of $60 million or $0.12 diluted earnings per share and merger, integration and divestiture costs of $29 million or $0.06 in diluted earnings per share.

Results for the full year 2003 include the $345 million of gains from the sale of the Private Asset Management business and the Corporate Trust escrow settlement, or $0.68 in diluted earnings per share, restructuring costs related to an expense-reduction program of $296 million or $0.58 in diluted earnings per share, full year merger, integration and divestiture costs of $110 million, or $0.22 in diluted earnings per share, and the impact of a real estate loss and settlement of a state tax issue that combined for a $0.06 reduction in full year diluted earnings per share.

For the fourth quarter of 2002, earnings per share were $1.46 equivalent to net income of $477 million on revenue of $1.5 billion. For the full-year 2002, earnings per share were $3.10 and net income was $1.0 billion on revenue of $4.4 billion. Results for the fourth quarter of 2002 and the full year 2002 include a gain of $495 million or $0.90 in diluted earnings per share from the December 31, 2002 sale of the Corporate Trust business.

-MORE-

State Street Corporation

Fourth Quarter Earnings Release

January 13, 2004

Resch + 1 617/664-1110

For 2003, return on stockholders equity was 13.9% compared to 24.1% for 2002.

In reporting its financial results, State Street has prepared information in four categories:

•	“Reported” results are in accordance with generally accepted accounting principles (GAAP).

•	“Operating” results are “reported” results excluding restructuring and merger-related charges and any gains from divested businesses. They are presented on a taxable-equivalent basis.

•	“GSS contribution” results are the revenue and expenses, including financing costs and amortization of intangibles and software, attributable to the GSS business acquired on January 31, 2003, as well as revenue and expenses from “out-of-scope” GSS business that are closely related to Deutsche Asset Management, but that were not part of the acquisition. Per-share amounts reflect the effect on outstanding shares due to the acquisition.

•	“Baseline” results are “operating” results excluding “GSS contribution” and are presented on a taxable-equivalent basis.

State Street believes that providing non-GAAP financial information assists investors and others by providing them with financial information in a format that provides comparable financial trends of ongoing business activities.

Baseline earnings per share were $0.69, up 28% compared to baseline earnings per share of $0.54 for the fourth quarter of 2002, and up 6% from $0.65 in the third quarter of 2003. Fourth quarter of 2002 baseline results exclude $10 million of pre-tax income, or $0.02 per share, attributable to the Corporate Trust business divested at the end of 2002. Baseline revenue of $1.0 billion for Q4 2003 was up 6% from the fourth quarter of 2002, primarily due to increases in servicing and management fees, processing and other fees, and foreign exchange, partially offset by a loss on the sale of securities and lower net interest revenue.

In the fourth quarter of 2003, the GSS business contributed $168 million in total revenue: $157 million of fee revenue, $9 million in “out-of-scope” fee revenue, and $7 million of interest revenue, offset by interest expense of $5 million attributable to the acquisition financing. Included in GSS revenue was $19 million in FX revenue due to a contract settlement negotiated with Deutsche Bank. The GSS business earned $0.02 in the fourth quarter on a per-share basis, including the “out-of-scope” results, the cost of financing and the impact of increased shares outstanding, but excluding merger and integration charges.

Operating earnings per share in the fourth quarter 2003, which exclude the merger and integration charges and the gains related to the sale of the divested businesses, was $0.71, up 31% from $0.54 a year ago, and up 8% from $0.66 in the third quarter of

-MORE-

State Street Corporation

Fourth Quarter Earnings Release

January 13, 2004

Resch + 1 617/664-1110

2003. Operating revenue increased 23%, or $221 million, to $1.2 billion from the fourth quarter of 2002 and was up $34 million, or 3% from the third quarter of 2003. Return on stockholders’ equity on an operating basis was 17.2% for the quarter and 15.0% for the year. Operating earnings for the year 2003 were $2.33, compared to $2.16 in 2002.

The following table summarizes State Street’s baseline, GSS, operating, and reported results for the fourth quarters of 2002 and 2003. Detailed information is available in the Addendum Selected Financial Information tables included with this press release.

Dollars in millions except per share data; shares in millions

	Three months ended
	December 31, 2003				December 31, 2002
	Non-GAAP measures defined by State Street
	Baseline(a)	GSS(b)	Operating(c)	Reported	Operating(c)	Reported
Fee revenue	$791	$166	$957	$957	$686	$706

All other revenue	214	2	216	549	266	750

Total revenue	1,005	168	1,173	1,506	952	1,456

Total expenses	655	143	798	828	691	704

Taxes	127	9	136	231	87	275

Net income	$223	$16	$239	$447	$174	$477

Diluted eps	$0.69	$0.02	$0.71	$1.33	$0.54	$1.46

Diluted shares	325		339	339	326	326

(a)	excludes GSS results; merger, integration and divesture costs; restructuring costs; and gains from the sales of divested businesses; presented on a taxable-equivalent basis

(b)	revenue and expenses, including financing costs and amortization of intangibles and software, attributable to the GSS business acquired January 31, 2003, as well as revenue and expenses from “out-of-scope” business which was not part of the transaction, but excluding merger and integration costs. Per-share amounts reflect the effect on outstanding shares due to the acquisition

(c)	excludes merger, integration and divestiture charges, restructuring charges and gains from the sales of divested businesses in 2003, and in 2002, the results of the divested Corporate Trust business; in 2002, baseline and operating results are identical; presented on a taxable-equivalent basis

David A. Spina, State Street’s chairman and chief executive officer, said, “2003 was a challenging yet very productive year for us. We won significant new business; we managed expenses aggressively; and we met or exceeded all the commitments we made for integration of the GSS business. We also continued to deliver superior service to our clients — which is always our number one goal.

-MORE-

State Street Corporation

Fourth Quarter Earnings Release

January 13, 2004

Resch + 1 617/664-1110

“We expect 2004 to be another challenging year for our industry. Although economic conditions seem to be improving, the business environment is still extremely fragile and interest rates are at 50-year lows. Competition continues to be intense, especially in the pension markets, and sales cycles are longer than we’ve seen in the past. Costs related to compensation, technology, and occupancy will go up in 2004. Our goal is to balance our near-term profit objectives with strategic investments in State Street’s future.”

FOURTH-QUARTER RESULTS VS. THIRD QUARTER

On a reported basis, fourth quarter net income per share of $1.33 compares to a net income per share of $0.60 in the third quarter. Total revenue in the fourth quarter of $1.5 billion, which included $345 million in gains from the sales of divested businesses, is up 34% versus $1.1 billion in the third quarter.

On a baseline basis, fourth-quarter net income of $0.69 per diluted share is up 6% from $0.65 per share. Revenue rose 3%, from $976 million to $1.0 billion, while expenses increased 1%, to $655 million, in line with the previously stated expense reduction target.

FOURTH-QUARTER RESULTS VS. YEAR-AGO QUARTER

On a reported basis, the fourth-quarter diluted earnings per share was $1.33, reflecting net income of $447 million, and total revenue of $1.5 billion, including the gains from the divested businesses. In the fourth quarter of 2002, State Street earned $477 million, or $1.46 per share, on $1.5 billion in revenue, including the gain from the divested business.

On an operating basis, diluted earnings per share were $0.71. Net income was $239 million, and revenue was $1.2 billion. In the fourth quarter of 2002, net income was $174 million, or $0.54 per share, on revenue of $952 million.

On a baseline basis, fourth-quarter diluted earnings per share were $0.69, net income was $223 million, and revenue was $1.0 billion. In the fourth quarter of 2002, net income was $174 million, or $0.54 per share, on revenue of $952 million.

The following review of specific revenue and expense lines uses baseline results to provide consistent comparable data to the year-earlier period.

Servicing fees are derived from accounting, administration, custody, daily pricing, performance and analytics, compliance monitoring, and operations outsourcing for investment managers. Baseline servicing fees were up 16%, to $426 million from $369 million. The increase was attributable to higher equity market valuations and new business from existing and new clients. Daily average values for the S&P 500

-MORE-

State Street Corporation

Fourth Quarter Earnings Release

January 13, 2004

Resch + 1 617/664-1110

Index were up 19% from the fourth quarter of 2002; daily average values for the MSCI® EAFE IndexSM were up 27%. Total assets under custody were $9.4 trillion, including $2.1 trillion attributable to the GSS business.

Baseline investment management fees, generated by State Street Global Advisors, were $133 million, up 14% compared to $116 million a year ago. Management fees reflected continued new business success and an increase in average month-end equity valuations. Total assets under management were $1.1 trillion, compared to $763 billion the previous year.

Baseline foreign exchange trading revenue was $81 million for the quarter, compared to $62 million a year ago. The increase was attributable to improved volume and volatility, reflecting higher cross-border investment activities.

Baseline processing fees and other increased $18 million to $70 million due to the mark-to-market gain on SPACESSM pursuant to FAS 150, improved performance of joint ventures and structured products’ business, offset by recognition of other-than-temporary impairment charges on asset-backed investment securities.

Baseline net interest revenue was $220 million, a decline of $16 million, or 6%, from a year ago. Lower yields on reinvested assets drove the decrease in net interest revenue. A loss of $6 million on sales of securities compared with a gain of $31 million from the year ago quarter.

Baseline operating expenses were $655 million, down $36 million, or 5%, from $691 million a year ago. Lower salaries and benefits expenses and direct controllable expenses were due to the previously announced cost-reduction plans, partly offset by an increase in information systems and communications and transaction processing services.

GSS ACQUISITION AND INTEGRATION UPDATE

After eleven months of operation, the GSS business, including “out-of-scope” results and excluding one-time costs, reported a profit of $0.01 per share, exceeding our expectation of $0.01 to $0.03 dilution per share.

With most GSS clients having selected STT as their service provider, we now expect to retain approximately 88% of the available client revenue acquired, which excludes “out-of-scope” revenue. To date, State Street has completed about 550 client conversions.

The pretax merger and restructuring costs associated with the acquisition in 2003 totaled $103 million, within STT’s estimated range $90-$110 million. Client conversion will continue and will be substantially complete by the end of 2004. The Company

-MORE-

State Street Corporation

Fourth Quarter Earnings Release

January 13, 2004

Resch + 1 617/664-1110

expects pretax merger and integration costs related to these conversions to be about an additional $50 to $60 million in 2004.

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, January 13, 2004, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2617 (confirmation code 498324). Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230, beginning at 2:00 PM today. This press release and additional financial information is available on State Street’s website, at www.statestreet.com/stockholder, under “Financial Reports.”

State Street Corporation (NYSE: STT) is the world’s leading specialist in providing sophisticated global investors with investment servicing and investment management. With $9.4 trillion in assets under custody and $1.1 trillion in assets under management, State Street is headquartered in Boston, Massachusetts and operates in 24 countries and over 100 markets worldwide and employees 19,800 people worldwide. For more information, visit State Street’s web site at www.statestreet.com or call 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 202/266-3340 outside those countries.

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment. Those statements are based on current expectations and involve a number of risks and uncertainties, including those related to the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street’s business mix, the dynamics of markets State Street serves, and State Street’s success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street’s 2002 annual report and subsequent SEC filings. State Street encourages investors to read the Corporation’s annual report, particularly the section on factors that may affect financial results, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, January 13, 2004, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

-MORE-

STATE STREET CORPORATION

Addendum Earnings Digest(a)

(Dollars in millions, except per share data)

	Quarter ended December 31,
	2003	2002	% Change
Revenue	$1,506	$1,456	3

Earnings	447	477	(6)

Diluted earnings per share	1.33	1.46	(9)

	Year ended December 31,
	2003	2002	% Change
Revenue	$4,734	$4,396	8

Earnings	722	1,015	(29)

Diluted earnings per share	2.15	3.10	(31)

(a)	Information presented in accordance with accounting principles generally accepted in the United States

Addendum page 1

STATE STREET CORPORATION

Addendum Selected Financial Information

I. CONSOLIDATED STATEMENT OF INCOME PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

	Reported Results Quarter Ended December 31,		Reported Results Year Ended December 31,
(Dollars in millions, except per share data)	2003	2002	2003	2002
Fee Revenue:
Servicing fees	$525	$388	$1,950	$1,531
Management fees	137	116	533	485
Global securities lending	53	49	245	226
Foreign exchange trading	115	62	391	300
Brokerage fees	37	38	122	124
Processing fees and other	90	53	315	184

Total Fee Revenue	957	706	3,556	2,850
Net Interest Revenue:
Interest revenue	377	465	1,539	1,974
Interest expense	167	240	729	995

Net interest revenue	210	225	810	979
Provision for loan losses	—	1	—	4

Net interest revenue after provision for loan losses	210	224	810	975
Gains/(losses) on sales of available-for-sale investment securities, net	(6)	31	23	76
Gain on sale of Corporate Trust business, net of associated costs	60	495	60	495
Gain on sale of Private Asset Management business, net of exit and other associated costs	285	—	285	—

Total Revenue	1,506	1,456	4,734	4,396

Operating Expenses:
Salaries and employee benefits	437	411	1,731	1,654
Information systems and communications	141	94	551	373
Transaction processing services	83	65	314	246
Occupancy	69	64	300	246
Merger, integration and divestiture costs	29	—	110	—
Restructuring costs	1	—	296	20
Other	68	70	320	302

Total operating expenses	828	704	3,622	2,841

Income before income taxes	678	752	1,112	1,555
Income taxes	231	275	390	540

Net Income	$447	$477	$722	$1,015

Earnings Per Share:
Basic	$1.34	$1.47	$2.18	$3.14
Diluted	1.33	1.46	2.15	3.10

Average Shares Outstanding (in thousands):
Basic	333,579	323,520	331,692	323,520
Diluted	338,895	326,469	335,326	327,477

Return on equity	15.6%	42.4%	13.9%	24.1%

Cash dividends declared per share	$.15	$.13	$.56	$.48

II. OTHER SELECTED FINANCIAL INFORMATION

	Quarter ended December 31,
(Dollars in millions, except per share data or where otherwise indicated)	2003	2002
Assets under custody (in billions)	$9,370	$6,171
Assets under management (in billions)	1,106	763

Total assets	$87,534	$85,794
Long-term debt	2,222	1,270
Stockholders’ equity	5,747	4,787

Closing price per share of common stock	$52.08	$39.00

Addendum Page 2

STATE STREET CORPORATION

Addendum Selected Financial Information

III.	SUPPLEMENTAL INCOME STATEMENT INFORMATION – RECONCILIATION OF FOURTH QUARTER 2003 NON-GAAP MEASURES TO REPORTED RESULTS

	Reconciliation of Financial Results
	(Dollars in millions)
	Quarter Ended December 31, 2003
	Non-GAAP measures defined by State Street (1)						Reported Results(2)
	Baseline Results	GSS Results(a)		Operating Results	Other
Fee Revenue:
Servicing fees	$426	$99		$525			$525
Management fees	133	4		137			137
Global securities lending	44	9		53			53
Foreign exchange trading	81	34		115			115
Brokerage fees	37	—		37			37
Processing fees and other	70	20		90			90

Total Fee Revenue	791	166		957			957
Net Interest Revenue	220	2	(b)	222	$(12	) (e)	210
Provision for loan losses	—	—		—	—		—

Net interest revenue after provision for loan losses	220	2		222	(12)		210
Gains/(losses) on sales of available-for-sale investment securities, net	(6)	—		(6)	—		(6)
Gain on sale of Corporate Trust business, net of associated costs	—	—		—	60		60
Gain on sale of Private Asset Management business, net of exit and other associated costs	—	—		—	285		285

Total Revenue	1,005	168		1,173	333		1,506
Operating Expenses:
Salaries and employee benefits	373	64		437	—		437
Information systems and communications	100	41		141	—		141
Transaction processing services	65	18		83	—		83
Occupancy	59	10		69	—		69
Merger, integration and divestiture costs	—	—		—	29		29
Restructuring costs	—	—		—	1		1
Other	58	10		68	—		68

Total operating expenses	655	143	(c)	798	30		828

Income before income taxes	350	25		375	303		678
Income taxes	115	9		124	107		231
Taxable-equivalent adjustment	12	—		12	(12	) (e)	—

Net Income	$223	$16		$239	$208		$447

Earnings Per Share	$.69	$.02	(d)	$.71	$.62		$1.33
Average Diluted Shares (in thousands)	324,828	14,067		338,895	—		338,895
Return on equity	16.0%			17.2%			15.6%

Notes:

(1)	In order to provide information on a comparable basis from period to period and to assist stockholders, analysts, other external parties and management in analyzing the financial results and trends of ongoing businesses and operations, State Street also presents supplemental financial information on an operating results basis. State Street believes that such non-GAAP financial information assists investors and others by providing them with financial information in a format that provides comparable financial trends of ongoing business activities.
(2)	Reported results agree with the Corporation’s Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States
(a)	Includes $9 million of revenue and $12 million of expenses related to out-of-scope client relationships
(b)	Includes $5 million of interests costs attributable to the GSS acquisition financing
(c)	Includes amortization of intangibles and software of $9 million
(d)	Includes ($.03) impact due to changes in shares outstanding attributable to the acquisition
(e)	Taxable-equivalent adjustment is not included in reported results

Addendum Page 3

STATE STREET CORPORATION

Addendum Selected Financial Information

IV.	SUPPLEMENTAL INCOME STATEMENT INFORMATION – RECONCILIATION OF 2003 NON-GAAP MEASURES TO REPORTED RESULTS

	Reconciliation of Financial Results
	(Dollars in millions)
	Year Ended December 31, 2003
	Non-GAAP measures defined by State Street (1)
	Baseline Results	GSS Results(a)		Operating Results	Other		Reported Results(2)
Fee Revenue:
Servicing fees	$1,596	$354		$1,950			$1,950
Management fees	517	16		533			533
Global securities lending	194	51		245			245
Foreign exchange trading	330	61		391			391
Brokerage fees	122	—		122			122
Processing fees and other	230	98		328	$(13	) (e)	315

Total Fee Revenue	2,989	580		3,569	(13)		3,556
Net Interest Revenue	868	(7	) (b)	861	(51	) (f)	810
Provision for loan losses	—	—		—	—		—

Net interest revenue after provision for loan losses	868	(7)		861	(51)		810
Gains/(losses) on sales of available-for-sale investment securities, net	23	—		23	—		23
Gain on sale of Corporate Trust business, net of associated costs	—	—		—	60		60
Gain on sale of Private Asset Management business, net of exit and other associated costs	—	—		—	285		285

Total Revenue	3,880	573		4,453	281		4,734
Operating Expenses:
Salaries and employee benefits	1,526	205		1,731	—		1,731
Information systems and communications	394	157		551	—		551
Transaction processing services	259	55		314	—		314
Occupancy	262	38		300	—		300
Merger, integration and divestiture costs	—	—		—	110		110
Restructuring costs	—	—		—	296		296
Other	258	62		320	—		320

Total operating expenses	2,699	517	(c)	3,216	406		3,622

Income before income taxes	1,181	56		1,237	(125)		1,112
Income taxes	384	19		403	(13	) (g)	390
Taxable-equivalent adjustment	51	—		51	(51	) (f)	—

Net Income	$746	$37		$783	$(61)		$722

Earnings Per Share	$2.32	$.01	(d)	$2.33	$(.18)		$2.15
Average Diluted Shares (in thousands)	321,259	14,067		335,326	—		335,326
Return on equity	14.3%			15.0%			13.9%

Notes:

(1)	In order to provide information on a comparable basis from period to period and to assist stockholders, analysts, other external parties and management in analyzing the financial results and trends of ongoing businesses and operations, State Street also presents supplemental financial information on an operating results basis. State Street believes that such non-GAAP financial information assists investors and others by providing them with financial information in a format that provides comparable financial trends of ongoing business activities.
(2)	Reported results agree with the Corporation's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States
(a)	Includes $24 million of revenue and $31 million of expenses related to out-of-scope client relationships
(b)	Includes $21 million of interests costs attributable to the GSS acquisition financing
(c)	Includes amortization of intangibles and software of $28 million
(d)	Includes ($.11) impact due to changes in shares outstanding attributable to the acquisition
(e)	Represents a valuation reserve on certain assets classified as available-for-sale
(f)	Taxable-equivalent adjustment is not included in reported results
(g)	Reflects the impact of a certain Massachusetts tax issue ($12 million tax expense) as well as the tax benefit applicable to the net of all other non-recurring gains and charges

Addendum Page 4

STATE STREET CORPORATION

Addendum Selected Financial Information

V.	SUPPLEMENTAL INCOME STATEMENT INFORMATION – BASELINE RESULTS YEAR OVER YEAR COMPARISON

Baseline results are a non-GAAP measure defined by State Street as reported results excluding GSS contribution, restructuring, merger, integration and divestiture costs, valuation reserves, state tax issue impact and results of a divested business and are presented on a taxable-equivalent basis.

	Baseline Results Quarter Ended December 31,			Baseline Results Year Ended December 31,
(Dollars in millions, except per share data)	2003	2002 (a)	% Change	2003	2002 (b)	% Change
Baseline Fee Revenue:
Servicing fees	$426	$369	16%	$1,596	$1,454	10%
Management fees	133	116	14	517	485	6
Global securities lending	44	49	(10)	194	226	(14)
Foreign exchange trading	81	62	29	330	300	10
Brokerage fees	37	38	(2)	122	124	(1)
Processing fees and other	70	52	34	230	180	28

Total Baseline Fee Revenue	791	686	15	2,989	2,769	8

Baseline Net Interest Revenue	220	236		868	1,027
Provision for loan losses	—	1		—	4

Baseline net interest revenue after provision for loan losses (taxable-equivalent basis)	220	235	(6)	868	1,023	(15)

Gains/(losses) on the sales of available-for-sale investment securities, net	(6)	31		23	76	(69)

Total Baseline Revenue	1,005	952	6	3,880	3,868

Baseline Operating Expenses:
Salaries and employee benefits	373	404	(8)	1,526	1,622	(6)
Information systems and communications	100	93	7	394	367	7
Transaction processing services	65	64	4	259	242	7
Occupancy	59	62	(4)	262	240	10
Other	58	68	(15)	258	293	(12)

Total Baseline Operating Expenses	655	691	(5)	2,699	2,764	(2)

Baseline Income Before Income Taxes	350	261	34	1,181	1,104	7
Income taxes	115	72		384	335
Taxable-equivalent adjustment	12	15		51	61

Baseline Net Income	$223	$174	28	$746	$708	5

Diluted Baseline Earnings Per Share	$.69	$.54	28	$2.32	$2.16	7

(a)	Reflects restatement of originally issued financial results to exclude the results of operations of the divested Corporate Trust activities
(b)	Reflects restatement of originally issued financial results to exclude the results of operations of the divested Corporate Trust activities and the reclassification of certain restructuring costs now shown as a component of reported results rather than baseline results

Addendum Page 5

STATE STREET CORPORATION

Addendum Selected Financial Information

VI.	SUPPLEMENTAL INCOME STATEMENT INFORMATION – OPERATING RESULTS YEAR OVER YEAR COMPARISON

Operating results are a non-GAAP measure defined by State Street as reported results excluding restructuring, merger, divestiture and integration costs, valuation reserves, state tax issue impact and results of a divested business and are presented on a taxable-equivalent basis.

	Operating Results Quarter Ended December 31,			Operating Results Year Ended December 31,
(Dollars in millions, except per share data)	2003	2002 (a)	% Change	2003	2002 (b)	% Change
Operating Fee Revenue:
Servicing fees	$525	$369	42%	$1,950	$1,454	34%
Management fees	137	116	18	533	485	10
Global securities lending	53	49	8	245	226	8
Foreign exchange trading	115	62	84	391	300	30
Brokerage fees	37	38	(2)	122	124	(1)
Processing fees and other	90	52	71	328	180	82

Total Operating Fee Revenue	957	686	39	3,569	2,769	29

Operating Net Interest Revenue	222	236		861	1,027
Provision for loan losses	—	1		—	4

Operating net interest revenue after provision for loan losses (taxable-equivalent basis)	222	235	(5)	861	1,023	(16)

Gains/(losses) on the sales of available-for-sale investment securities, net	(6)	31		23	76	(69)

Total Operating Revenue	1,173	952	23	4,453	3,868	15

Expenses – Operating Results:
Salaries and employee benefits	437	404	8	1,731	1,622	7
Information systems and communications	141	93	51	551	367	50
Transaction processing services	83	64	32	314	242	30
Occupancy	69	62	10	300	240	25
Other	68	68		320	293	9

Total Expenses – Operating Results	798	691	16	3,216	2,764	16

Operating Income before income taxes	375	261	43	1,237	1,104	12
Income taxes	124	72		403	335
Taxable-equivalent adjustment	12	15		51	61

Net Operating Income	$239	$174	37	$783	$708	10

Diluted Operating Earnings Per Share	$.71	$.54	31	$2.33	$2.16	8

(a)	Reflects restatement of originally issued financial results to exclude the results of operations of the divested Corporate Trust activities
(b)	Reflects restatement of originally issued financial results to exclude the results of operations of the divested Corporate Trust activities and the reclassification of certain restructuring costs now shown as a component of reported results rather than operating results

Addendum Page 6

STATE STREET CORPORATION

Addendum Consolidated Statement of Condition

(Dollars in millions)	December 31, 2003	December 31, 2002

Assets
Cash and due from banks	$3,376	$1,361
Interest-bearing deposits with banks	21,738	28,143
Securities purchased under resale agreements and securities borrowed	9,447	17,215
Federal funds sold	104	—
Trading account assets	405	984
Investment securities	38,215	28,071
Loans (less allowance of $61 and $61)	4,960	4,113
Premises and equipment	1,212	887
Accrued income receivable	1,015	823
Goodwill	1,326	462
Other intangible assets	525	127
Other assets	5,211	3,608

Total Assets	$87,534	$85,794

Liabilities
Deposits:
Noninterest-bearing	$7,893	$7,279
Interest-bearing—U.S.	5,062	9,005
Interest-bearing—Non-U.S.	34,561	29,184

Total Deposits	47,516	45,468
Securities sold under repurchase agreements	22,806	21,963
Federal funds purchased	1,019	3,895
Other short-term borrowings	1,437	3,440
Accrued taxes and other expenses	2,424	1,967
Other liabilities	4,363	3,004
Long-term debt	2,222	1,270

Total Liabilities	81,787	81,007

Stockholders’ Equity
Preferred stock, no par: authorized 3,500,000; issued none
Common stock, $1 par: authorized 500,000,000; issued 337,132,000 and 329,992,000	337	330
Surplus	329	104
Retained earnings	5,007	4,472
Accumulated other comprehensive income	192	106
Treasury stock at cost (2,658,000 and 5,065,000 shares)	(118)	(225)

Total Stockholders’ Equity	5,747	4,787

Total Liabilities and Stockholders’ Equity	$87,534	$85,794

Addendum Page 7